                                  OFFICE LEASE

                                     Between
                      GOLDEN VAN ASSOCIATES, LLC, "Lessor"

                                       and

                              UPROAR, INC. "Lessee"

                                  OFFICE LEASE

Recitals
--------
Section  1. Definitions
Section  2. Premises; Expansion Premises
Section  3. Term/Condition of the Premises
Section  4. Rental
Section  5. Additional Rent
Section  6. Use
Section  7. Services
Section  8. Imposition
Section  9. Alterations
Section 10. Liens
Section 11. Repairs
Section 12. Damage or Destruction
Section 13. Insurance; Waiver of Subrogation
Section 14. Indemnification
Section 15. Compliance with Legal Requirements
Section 16. Assignment and Subletting
Section 17. Entry by Lessor
Section 18. Events of Default
Section 19. Termination upon Default
Section 20. Continuation After Default
Section 21. Other Relief
Section 22. Right of Lessor to Cure Defaults
Section 23. Attorneys Fees
Section 24. Eminent Domain
Section 25. Subordination
Section 26. No Merger
Section 27. Sale
Section 28. Estoppel Certificates
Section 29. Holding Over
Section 30. Abandonment
Section 31. Security Deposit
Section 32. Waiver
Section 33. Improvement Work
Section 34. Signage
Section 35. option to Renew-Intentionally Omitted
Section 36. Notices-Consents
Section 37. Entire Agreement
Section 38. Corporate Authority
Section 39. Plural Singular
Section 40. Joint and Several
Section 41. Time of the Essence
Section 42. Examination of Lease
Section 43. Heirs, Successors and Assigns
Section 44. Illegality or Unenforceability
Section 45. Governing Law
Section 46. Brokerage
Section 47. Exhibits
Section 48. Letter of Credit
Section 49. Satellite Dish

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                       Summary of Office Lease Information

Effective Date:                      November ____________, 1999

Lessor:                              GOLDEN VAN ASSOCIATES, LLC
                                     Attn: Leonard B. Berger
                                     650 California Street, 25th Floor
                                     San Francisco, CA 94108

Lessee:                              UPROAR, INC., a New York
                                     corporation

Building Address:                    180 Redwood Street, San Francisco

Premises:                            Suites 250 and 350 on the second
                                     and third floors of the Building
                                     shown on Exhibit C.

Rentable Area of Premises:           8,924 square feet (to be verified
                                     as to exact rentable square footage
                                     for each floor and Base Rent,
                                     Lessee Percentage Share and
                                     Improvement Allowance to be
                                     adjusted accordingly).

Rentable Area of the                 39,758 Square Feet
 Building:

Lease Commencement Date:             Upon substantial completion of Lessee
                                     improvements but in no event
                                     later than March 1, 2000.

Termination Date:                    The earlier of February 28, 2005 or
                                     60 months following the Lease
                                     Commencement Date.

Lease Term:                          Five (5) years.

Option:                              None.

Rent Commencement Date:              March 1, 2000 for Suite 350 and May
                                     1, 2000 for Suite 250.

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Annual Base Rent:                    For space on the third floor:

                                     Year 1, $34.00 per rentable square foot
                                     fully serviced excluding electrical cost which Lessee shall pay;

                                     Year 2 - $35.02 per rentable square foot fully serviced excluding electrical cost which Lessee shall pay;

                                     Year 3 - $36.07 per rentable square foot fully serviced excluding electrical cost which Lessee shall pay;

                                     Year 4 - $37.15 per rentable square foot fully serviced excluding electrical cost which Lessee shall pay;

                                     Year 5 - $38.17 per rentable square foot fully serviced excluding electrical cost which Lessee shall pay.

                                     For space on the second floor:

                                     $30.00 per rentable square foot during the entire Term fully serviced excluding electrical costs which Lessee shall pay.

Base Year:                           2000

Use of the premises:                 Office space and related administrative
                                     activities.

Security Deposit:                    $24,155 representing one month's Base Rent
                                     to be held by Lessor in a non-interest
                                     bearing account for the Lease Term.

Advance Rent Payment:                $24,155 One Month's Base Rent upon
                                     execution of the Lease to be applied to the first month of the Lease Term Base Rent for both Suites.

a) The Lessor shall pay all operating expenses associated with the operation and maintenance of the Building, including the real property taxes, insurance, janitorial and common-area maintenance charges for the calendar year 2000 based on a fully-occupied building. Base year operating expenses, taxes, insurance, janitorial and common-area maintenance shall be based on a fully-occupied building. Lessees shall pay 22.4% of the increase in any such expenses, if any. Electricity expenses are paid by the Lessee.

The name under which the Lessee shall occupy said premises is UPROAR, INC.

The foregoing Summary of Lease Information is primarily for the benefit of Lessor and is considered a part of this Lease. In the event of any conflict between any information shown on this Summary and the Lease, the Lease shall control.

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                                  OFFICE LEASE

         THIS OFFICE LEASE ("Lease") is made and entered into as of the 9th day of November, 1999, by and between GOLDEN VAN ASSOCIATES, LLC ("Lessor"), and UPROAR, INC. a New York corporation ("Lessee").

                                    Recitals

         A. Lessor is the owner of real property (Real Property) located at 180 Redwood Street, San Francisco, California, described in Exhibit A, attached to this Lease and incorporated by reference, and the Building (as later defined) located on it. The Real Property and the Building are collectively the Property.

         B. Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor the Premises (as later defined) for the term and subject to the terms, covenants, agreements, and conditions in this Lease.

         For good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

                            Section 1. Definitions.

         As used in this Lease, the following terms are defined in Section 1.

         Alterations is defined in Section 9.

         Base Cperating Expenses means the Operating Expenses paid or incurred by Lessor in the Base Year.

         Base Property Taxes means the amount of Property Taxes for the fiscal year 2000, based on a Building which is fully occupied and assessed and with all lessee improvements for all lessees completed at a figure of $35 per rentable square foot.

         Base Rent means the Base Rent as set forth in the Basic Lease Information.

         Base Year means the calendar year specified in the Basic Lease Information as the Base Year.

         Basic Lease Information is provided in the Summary of Lease Information preceding the terms of this Lease.

         Building means the Improvements constructed on the Real Property known as 180 Redwood Street, San Francisco, California. The building


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includes an office building with two (2) floors of office space located in the premises.

         Premises means 8,924 rentable square feet designated as Suites 250 and 350 in the Building located at 180 Redwood Street, San Francisco, California, also known as Assessor's Lot 13, Block 766. Premises are shown on Exhibit C attached hereto and made a part hereof.

         Commencement Date means the Commencement Date as set forth in the Basic Lease Information.

         Common Area means the portion of the Building outside of the areas leased, or available to lease, to lessees consisting of rest rooms, janitor, telephone and electrical closets, mechanical areas, public corridors providing access to Lessee space, public stairs, elevator, foyer, together with their enclosing walls.

         Deposit is defined in Section 31: One (1) month's rental.

         Additional Rent is defined in Section 5(a).

         Event of Default is defined in Section 18.

         Legal Requirements is defined in Section 15.

         Lease is defined in the preamble.

         Lessee is defined in the preamble.

         Lessor is defined in the preamble.

         Lessee's Percentage Share means the percentage figure specified as Lessee's Percentage Share in the Basic Lease Information. Lessee's Percentage Share has been obtained by dividing the net rentable area of the Premises, as specified in the Basic Lease Information, by the total net rentable area of the Building, which is approximately THIRTY NINE THOUSAND SEVEN HUNDRED FIFTY EIGHT (39,758) estimated square feet, divided by the rentable square feet of the Building, and multiplying that quotient by one hundred (100). The result of said computation is 22.4%. In the event the rentable area of the Premises is increased or decreased by the addition to or deletion from the Premises of any office space or the rentable area of the Building is increased or decreased, Lessee's percentage share shall be appropriately adjusted. For the purposes of
Section 4, any change in Lessee's Percentage Share shall be based on the number of days during the calendar year in which this change occurs.

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         Operating Expenses means (a) all direct costs of management, operation, and maintenance of the Building, in accordance with generally accepted real property management practices consistently applied ("GAPP"), including without limitation: wages, salaries, and payroll burden of employees; property management fees and other related compensation; maintenance, security, janitorial and other services; Building office rent or rental value, if applicable; power, water, waste disposal, and other utilities for the Common Areas; materials and supplies; maintenance and repairs; license costs; commercially reasonable insurance premiums and the deductible amounts under any insured loss under Lessor's insurance; and depreciation on personal property used for maintenance of the Building; and (b) the cost of any capital improvements made to the Building by Lessor after the Base Year that (i) are made in the reasonable expectation of reducing other Operating Expenses during the term of this Lease, (ii) are required by law for the health and safety of Lessees, or (iii) are required under any governmental law or regulation that was not applicable to the Building prior to the Commencement Date, these costs to be amortized over its useful life as reasonably determined by Lessor, together with interest on the unamortized balance at the rate of ten percent (10%) per annum, or a higher rate equal to that paid by Lessor to an unaffiliated lender on funds borrowed for the purpose of constructing or installing those capital improvements. Operating Expenses shall not include: Property Taxes; depreciation on the Building other than depreciation on interior window draperies, if any, provided by Lessor, and carpeting; costs of Lessees' improvements; real estate brokers' commissions; interest; costs incurred in connection with the repair of damage to the Building, to the extent Lessor is reimbursed by insurance proceeds; and capital replacement or improvement items other than those referred to in clause (b); costs of services or other benefits of a type which are not available to Lessee but which are available to other lessees or occupants, and costs of special services rendered to individual lessees (including Lessee) for which a special charge is made; costs, fines or penalties incurred due to Lessor's violation of any Law or Lessor's breach of any lease in the Property; costs to correct any material defects in the Building constructed by Lessor; advertising and promotional costs for the Property, Building or Premises; costs associated with the operation of the corporation or other entity which constitutes Lessor, as distinguished from costs of operation of the Building, including accounting and legal and property management costs; bad debt expenses; the costs of selling, syndicating or mortgaging any part of or interest in the Building; costs of acquisition for any item for which depreciation is already included as an element of Operating Costs as defined above, including executive salaries or compensation, and the costs of earthquake insurance unless the costs thereof are included in Base Operating Expenses. Actual Operating Expenses for both the Base Year and each subsequent calendar year will be adjusted to equal Lessor's reasonable estimate of Operating Expenses had the total rentable area of the Building been

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occupied, with all lessees paying full Base Rent and Additional Rent and all rental and other concessions to other lessees having expired. In no event may Lessor collect from Lessee and all other office lessees in the Building more than one hundred percent (100%) of Lessor's actual Operating Expenses.

         Premises means the portion of the Building located on the floors specified in the Basic Lease Information which is outlined on the floor plans attached to this Lease as Exhibit C.

         Property is defined in Recital A of this Lease.

         Property Taxes means all real property taxes (and any tax levied wholly or partly in lieu of real property taxes) levied against the Building, and all real estate tax consultant expenses and attorney fees incurred for the purpose of maintaining an equitable assessed valuation of the Building.

         Real Property is defined in Recital A of this Lease.

         Rent Commencement Date is defined in the Basic Lease Information.

         Rentable Area means the rentable area of the Premises specified on the Basic Lease Information, as measured in accordance with the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 (the BOMA Standard).

         Term is defined in Section 3 of this Lease.

         Termination Date means the Termination Date in the Basic Lease Information.

                              Section 2. Premises.

        Lessor leases to Lessee, and Lessee leases from Lessor the Premises for the term and subject to the terms, covenants, agreements, and conditions later set forth, to each of which Lessor and Lessee mutually agree. The premises contain the rentable area and are located in the Suites of the Building specified in the Lease Information.

                     Section 3. Term; Condition of Premises.

         A. The term (Term) of this Leate shall commence on the Commencement Date and, unless sooner terminated as later provided, shall end on the Termination Date. Unless otherwise agreed by Lessor and Lessee in this Lease, Lessor shall deliver the Premises to Lessee on the Commencement Date in their then existing condition with

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no alterations being made by Lessor. If Lessee desires to take occupancy in advance of The Rent commencement Date, Lessor shall deliver the Premises to Lessee at that time or a date that will be mutually approved by Lessor and Lessee and, notwithstanding anything to the contrary contained in this Lease, the Term of the Lease shall commence on delivery. If Lessor, for any reason, cannot deliver the Premises to Lessee on the Commencement Date, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting from nondelivery, but in that event the Rent Commencement Date shall be delayed by the number of days in the period between the Commencement Date and the time when Lessor delivers the Premises to Lessee. No delay in delivery of the Premises shall extend the Term of this Lease.

         B. Lessee may enter the Premises in order to install Tenant's data system and cabling and telephone wiring thirty (30) days prior to the Lease Commencement Date, upon reasonable prior notice to Lessor. In addition, Lessee may enter the Premises in order to commence installation of Tenant's personal property, furniture, fixtures and equipment, and similar items, ten (10) days prior to the Lease Commencement Date, upon reasonable prior notice to Lessor. All of the provisions of this Lease shall apply during any such early entry, except for Lessee's obligation to pay Rent. Landlord may revoke its permission for Tenant's early entry if Tenant's activities or workers unreasonably interfere with the completion of Lessor's work.

                               Section 4. Rental.

         For Suite 350, beginning on the Commencement Date, Lessee agrees to pay to Lessor as Base Rent, without notice or demand, Thirty Four Dollars ($34.00) per rentable square foot of the Premises computed on an annual basis for the first year as follows:

         $12,918 per month commencing on the Rent Commencement Date and continuing for the first twelve (12) months.

 Rent Adjustments

         (a) The rent adjustments in the second year commencing twelve (12) months after the Rent Commencement Date and continuing for the next twelve (12) months shall be as follows:

         Second Year the sum of $35.02 per rentable square foot or $12,925 per month, and the third year $36.07 per rentable square foot or $13,313 per month, and the fourth year $37.15 per rentable square foot or 13,711 per month, and the fifth year $38.27 per rentable square foot or $14,125 per month.

         (a) (1) For Suite 250, beginning on the Rent Commencement Date, Lessee agrees to pay Lessor as Base Rent, without notice or demand,

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Thirty Dollars ($30.00) per rentable square foot of the Premises computed on an annual basis for the entire Term of the Lease as follows:

         $11,238 per month commencing on the Rent Commencement Date and continuing for the entire Term of the Lease.

         (b) Lessee shall pay to Lessor throughout the Term as rental for the Premises Additional Rent in an amount equal to Lessee's share, which equals 22.4%, of the total dollar increase, if any, in Operating Expenses paid or incurred by Lessor over the Base Operating Expenses, and also Lessee's share of the total dollar increase, if any, in Property Taxes paid by Lessor in that year over the Base Property Taxes. The increased rental due pursuant to this Section 4 is the Additional Rent.

         (c) Rental shall be paid to Lessor, in advance, on or before the first day of the Term of this Lease and on or before the first day of each successive calendar month during the Term of this Lease. In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the Term of this Lease shall be appropriately prorated.

         (d) All sums of money due to Lessor under this Lease, not specifically characterized as rental, shall constitute additional rent and shall be due within thirty (30) days after receipt by Lessee of a billing. If any sum is not paid when due, it shall be collectible as additional rent with the next installment of rental falling due. Nothing contained in this Lease shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable under this Lease, or to limit any other remedy of Lessor.

         (e) Lessee acknowledges that late payment of rent and other sums due under this Lease after the expiration of any applicable cure period under this Lease will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Lessee are not received when due, or if a cure period is applicable under this Lease, prior to the expiration of the cure period, Lessee shall pay to Lessor a late charge equal to five percent (5%) of the overdue amount. The parties agree that the late charge represents a fair and reasonable estimate of the costs Lessor will incur because of late payment. Acceptance of the late charge by Lessor shall not constitute a waiver of Lessee's default for the overdue amount, nor prevent Lessor from exercising the other rights and remedies granted under this Lease.

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         (f) Any amount due to Lessor, if not paid within five (5) days following the due date, will bear interest from the due date until paid at the rate of ten percent (10%) per year or, if a higher rate is legally permissible, at the highest rate legally permitted. However, interest shall not be payable on late charges incurred by Lessee nor on any amounts on which late charges are paid by Lessee to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Lessee.

         (g) All payments due shall be paid to Lessor, without deduction or offset, in lawful money of the United States of America at Lessor's address for notices under this Lease or to another person or at another place as Lessor may designate by notice to Lessee.

                           Section 5. Additional Rent

         Additional Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

         (a) No later than ninety (90) days prior to the end of the Base Year and no later than ninety (90) days prior to the end of each subsequent calendar year, or as soon after that time as practicable, Lessor shall give Lessee notice of Lessor's estimate of any Additional Rent due under Section 4(a) for the ensuing calendar year, together with supporting documentation and calculations therefor. On or before the first day of each month during the ensuing calendar year, Lessee shall pay to Lessor one-twelfth (1/12th) of the estimated Additional Rent. If Lessor fails to give notice as required in this Section, Lessee shall continue to pay on the basis of the prior year's estimate until the month after that notice is given. If at any time it appears to Lessor that the Additional Rent for the current calendar year will vary from the estimate by more than five percent (5%), Lessor shall, by notice to Lessee, revise the estimate for that year, and subsequent payments by Lessee for that year shall be based on the revised estimate.

         (b) Within ninety (90) days after the close of each calendar year, or as soon after the ninety (90) day period as practicable, Lessor shall deliver to Lessee a statement of the actual Additional Rent for that calendar year, accompanied by a statement from certified public accountants for the Building showing Operating Expenses and Property Taxes on the basis of which the actual Additional Rent was determined. At Lessee's request, Lessor shall provide Lessee reasonable supporting detail underlying the calculations of Operating Expenses and Property Taxes. If Lessor's statement discloses that Lessee owes an amount that is less than the estimated payments for the calendar year previously

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made by Lessee, Lessor shall credit the excess first against any sums then owed by Lessee, and then against the next payments of rental due or refunded to Lessee if the Term has ended. If Lessor's statement discloses that Lessee owes an amount that is more than the estimated payments for the calendar year previously made by Lessee, Lessee shall pay the deficiency to Lessor within thirty (30) days after delivery of the statement.

         (c) The amount of Additional Rent for any fractional year in the Term shall be appropriately prorated. The proration of Operating Expenses for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Operating Expenses for that entire calendar year; the proration of Property Taxes for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Property Taxes for that entire calendar year, but shall exclude any Property Taxes attributable to any increase in the assessed valuation of the Building occurring after termination. The termination of this Lease shall not affect the obligations of the parties pursuant to Section 5(b) to be performed after the termination.

                                 Section 6. Use.

The Premises shall be used for general office purposes and other administrative activities and for no other. Lessee shall be allowed access to the Building and Premises on a twenty-four hours per day, seven day per week basis. Lessee shall not do or permit to be done on the Premises, nor bring or keep or permit to be brought or kept in the Premises, anything (a) which is prohibited by or in conflict with any law, ordinance, or governmental rule or, (b) which is prohibited by the standard form of fire insurance policy or, (c) which will increase the existing rate of or affect fire or other insurance on the Building or its contents or cause a cancellation of any insurance policy covering the Building or any part of it or its contents; provided, however, if Lessee's use of the Premises is the cause of an increase in the rate charged for Lessor's casualty policy(ies) for the Property, Lessee shall not be in default hereunder if Lessee pays to Lessor the additional insurance premium therefor. Lessee shall not use or store in the Premises any hazardous or toxic substances, with the sole exception of reasonably necessary substances that are kept in reasonably necessary quantities for normal office operations, provided that their use and storage are in accordance with applicable laws. Lessee shall not do or permit anything to be done on the Premises that will obstruct or interfere with the rights of other Lessees of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purposes, nor shall Lessee cause, maintain, or permit any nuisance or waste on or about the Premises.

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                              Section 7. Services.

         (a) Lessor shall maintain the public and Common Areas of the Building, including lobbies, stairs, elevators, corridors, restrooms, windows, the mechanical, plumbing, and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition, and shall provide janitorial services for the Premises, so as to meet the reasonable needs of Lessee, except for damage, excluding normal wear and tear, caused by the Lessee. Damage by Lessee shall be repaired by Lessor at Lessee's expense.

         (b) Lessor shall furnish lighting replacement for building standard lights and window washing with reasonable frequency.

         (c) Lessor shall not be in default under this Lease, nor be liable for any damages resulting from (i) the installation, use, or interruption of use of any equipment in connection with furnishing the previously listed services, (ii) failure to furnish or delay in furnishing these services, when failure or delay is caused by accident or conditions beyond the reasonable control of Lessor or by necessary repairs or improvements to the Premises or to the Building, or
(iii) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building; provided, however, if any of the foregoing occur and continues for more than ten (10) consecutive days after Lessor's receipt of notice thereof from Lessee, Base Rent and Additional Rent for the Premises shall abate from and after the end of such ten (10)-day period during the remaining period of such activity in the proportion that the Rentable Area of Lessee's premises which Lessee is prevented from using, and does not use as a result of the foregoing, bears to the total Rentable Area of the Premises. Lessor shall use reasonable efforts to diligently remedy interruptions in the furnishing of these services. If the foregoing extends for more than ninety (90) consecutive days, Lessee may terminate the Lease any time thereafter due to the continuation of such situation upon five (5) days prior written notice.

         (d) If Lessor, at Lessee's request, provides services to Lessee that are not otherwise provided for in this Lease, Lessee shall pay Lessor's reasonable charges for these services on billing of Lessor.

         (e) Lessee shall provide electrical service at its own cost.

                             Section 8. Impositions.

          In addition to the monthly rental and other charges to be paid by Lessee under this Lease, Lessee shall pay Lessor for all of the following items (collectively, Impositions), which are imposed on

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Lessor during the Term and relate directly to the operation of the Property and not its development: (i) taxes, other than local, state, and federal personal or corporate income taxes measured by the net income of Lessor; (ii) assessments, including without limitation, all assessments for public improvements, services, or benefits, irrespective of when commenced or completed; (iii) excises; (iv) levies; (v) business taxes; (vi) license, permit, inspection, and other authorization fees; (vii) transit development fees; (viii) assessments or charges for housing funds; (ix) service payments in lieu of taxes and; (x) any other fees or charges that are levied, assessed, confirmed, or imposed by a public authority; provided, however, that Impositions shall not include amounts otherwise included in Operating Expenses or Property Taxes. Lessee is obligated to pay only to the extent that the Impositions are directly (a) imposed on, measured by, or reasonably attributable to, the cost or value of Lessee's equipment, furniture, fixtures, and other personal property located in the Premises; (b) based on or measured by the monthly rental or other charges payable under this Lease, including without limitation, any gross receipts tax levied by a municipality, the State of California, the Federal Government, or any other governmental body with respect to the receipt of the rental; (c) based on the development, possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Lessee of the Premises or any portion of the Premises; or (d) on this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises. If it is unlawful for Lessee to reimburse Lessor for the Impositions, but lawful to increase the monthly rental to take into account Lessor's payment of the Impositions, the monthly rental payable to Lessor shall be revised to net Lessor the same net return without reimbursement of the Impositions as would have been received by Lessor with reimbursement of the Impositions.

                             Section 9. Alterations.

         (a) Lessee shall not make or allow any alterations, additions, or improvements to the Premises after the Lease Commencement Date or any part of the Premises (collectively, Alterations), without Lessor's prior consent, which shall not be unreasonably withheld. The installation of furnishings, fixtures, equipment, or decorative improvements, none of which shall affect Building systems or the structure of the Building, and the repainting or recarpeting of the Premises, shall not constitute Alterations. All Alterations shall be made by Lessor for Lessee's account, including increased costs, if any, in accordance with the procedures set forth in this Section. All Alterations shall immediately become Lessor's property and, at the end of the Term, shall remain on the Premises without compensation to Lessee, unless Lessor elects by notice to Lessee to have Lessee remove any Alterations that are peculiar to Lessee's use of the Premises and are not normally required or of benefit for general office use. When

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plans and specifications for any Alterations are approved by Lessor pursuant to
Section 9(b), Lessor shall advise Lessee on request whether proposed Alterations would entitle Lessor to require their removal and restoration of the Premises at the end of the Term. In this event, Lessee shall bear the cost of removing the Alterations so identified and restoring the Premises to their condition prior to the installment of the Alterations. Lessee may make an aggregate of FIFTEEN THOUSAND DOLLARS ($15,000) worth of non-structural Alterations per calendar year without obtaining the consent of Lessor, and without the necessity of compliance with Sections (b) through (f) below.

         (b) Plans and specifications for Alterations shall be prepared at Lessee's expense by Lessee's architect, or by Lessor's architect if Lessee so elects, and by engineers reasonably approved by Lessor, where the nature of the Alterations requires mechanical or electrical engineering services. Any architect retained by Lessee shall be instructed to follow standard construction administration procedures and use standard specifications and details reasonably promulgated by Lessor for the Building. The plans and specifications shall be subject to approval by Lessor and Lessee, and shall not be unreasonably withheld or delayed by either party. Plans and specifications that have neither been approved nor disapproved by Lessor within fifteen (15) days after submittal by Lessee shall be deemed to have been approved. Following approval, Lessor shall obtain cost quotations for the Alterations from one or more general contractors approved by Lessor, including any general contractors requested by Lessee that Lessor has reasonably approved. Lessee may specify subcontractors in the finish trades to be included in the general contractors' bids. Lessor shall submit the quotations to Lessee, accept the quotation approved by Lessee, and then contract for the construction or installation of the Alterations with the contractor approved by Lessee. Lessor does not warrant the cost of the Alterations, the timeliness of performance, nor the quality of the contractor's work, but Lessor shall use reasonable best efforts to secure performance of the construction contract by the contractor for Lessee's benefit.

         (c) In the event Lessee instructs Lessor or the contractor to proceed with any changes to the Alterations without a prior determination of increased costs resulting from those changes and without approval of the increases by Lessee, or in the event Lessee is responsible for increased costs attributable to a delay or acceleration in the time for construction, the amount of any increased costs shall be reasonably determined by Lessor on completion of the Alterations, subject only to Lessor's reasonable efforts in causing the contractor to furnish Lessee appropriate back-up information concerning increased costs, if any.

         (d) The cost of the Alterations to be paid by Lessee shall include a reasonable charge not to exceed actual third party costs plus fifteen percent (15%) for the administration, by Lessor or an agent, of the construction or installation of the Alterations, the amount of which shall bear a reasonable relationship to the scope of the Alterations and the costs of performing the administration.

         (e) Lessee shall pay to Lessor all amounts payable by Lessee pursuant to this Section after billing by Lessor on monthly progress payments to the contractor. Billing may be in advance of or during the progress of the Alterations to enable Lessor to pay the contractor, architect, or engineer without advancing Lessor's own funds. At Lessee's request, Lessor shall furnish a copy of each bill to Lessee for Lessee's approval at least ten (10) days prior to the due date of the bill. Lessee may contest any payment to a contractor for Alterations and Lessor shall withhold this payment, provided that the provisions of Section 10 are satisfied and Lessee indemnifies and defends Lessor against all claims and liability arising out of the contested payment. At Lessor's option and prior to commencement of Alterations, Lessee shall provide reasonable written evidence of the availability of funds to complete such Alterations.

         (f) Lessor may delegate some or all authority and responsibilities under this Section to a manager, but such delegation shall not relieve Lessor of its obligations under this Section.

         (g) Lessee may elect to use non-union labor to make any Alterations allowed herein provided that access to or through the Building or its common areas is not obstructed, and that there is no interference either with other lessees' use of their premises or with any other work being undertaken in the Building. Lessee shall take all reasonable measures necessary to ensure that labor peace is maintained at all times.

                               Section 10. Liens.

         Lessee shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessor may have posted on the Premises any notices that may be provided by law or that Lessor may deem proper for the protection of Lessor, the Premises, and the Building from those liens. Lessee may contest any lien for which Lessee is responsible under this Section, provided that Lessee shall have caused the lien to be bonded against.

                              Section 11. Repairs.

         Lessee accepts the Premises as being in the condition in which Lessor is obligated to deliver the Premises, subject to the completion of Lessee improvements, if any, that Lessor has agreed to make. At all times during the term of this Lease and at Lessee's sole cost, Lessee shall keep the Premises in good condition and repair; ordinary wear and tear and damage to the Premises by fire, earthquake, or act of God or the elements are excepted. Lessee waives all rights to make repairs at the expense of Lessor or instead to vacate the Premises, and Lessee further waives the provisions of Civil Code Sections 1941 and 1942 with respect to Lessor's obligations under this Lease. At the end of the term of this Lease, Lessee shall surrender to Lessor the Premises and all Alterations that are to remain in the Premises in the same condition as when received; ordinary wear and tear and damage by fire, earthquake, or act of God or the elements are excepted. Lessor has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part of them, except as specifically set forth in this Lease. Lessor has made no representations respecting the condition of the Premises or the Building, except as specifically set forth in this Lease.

                       Section 12. Damage or Destruction.

         (a) In the event the Premises or any portion of the Building necessary for Lessee's occupancy and enjoyment of the Premises and/or use of the Common Areas are damaged by fire, earthquake, act of God, the elements, or other casualty, within thirty (30) days after that event, Lessor shall notify Lessee of the estimated time, in Lessor's reasonable judgment, required for repair or restoration. If the estimated time is one hundred and eighty (180) days or less after the commencement of the physical work and one (1) year or less after the casualty event, Lessor shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to repair or restore the Premises or the portion of the Building necessary for Lessee's occupancy. This Lease shall remain in full force, except that for the time unusable, Lessee shall receive a rental abatement for that part of the Premises rendered unusable in the conduct of Lessee's business, or while Lessee's access to the Premises is denied or blocked, while a significant portion of the Common Areas are made unavailable to use by Lessee and its employees, representatives and visitors, or while any Building systems or any other services provided by Lessor are materially diminished or curtailed.

         (b) If the estimated time for repair or restoration is in excess of one hundred and eighty (180) days after the commencement of the physical work or one
(1) year after the casualty event, Lessee may elect to terminate this Lease as of the date of the casualty event by giving notice to Lessor within fifteen (15) days following receipt of Lessor's notice of the estimated time for repair. If the estimated time is more than one hundred and eighty (180) days after commencement of the physical work or one (1) year after the casualty event, but Lessee has not elected to terminate this Lease, Lessor may elect, on notice to Lessee within twenty (20) days after the period for Lessee's election to terminate has expired, to repair or restore the Premises or the portion of the Building necessary for Lessee's occupancy. In that event, this Lease shall continue in full force, but the rent shall be abated as provided above. If Lessor does not elect to repair or restore, this Lease shall terminate as of the date of the casualty event. However, if Lessor has not commenced the physical repair or restoration of the Premises or the portion of the Building necessary for Lessee's occupancy within one (1) year from the casualty event, Lessee may elect to terminate this Lease by notice to Lessor given at any time following the expiration of one (1) year from the casualty event, but prior to the commencement of the physical repair or restoration work.

         (c) If the Premises or the Building are to be repaired or restored under this Section, Lessor shall repair or restore at Lessor's cost the Building itself and all improvements in the Premises, including but not limited to, any Lessee improvements constructed pursuant to this Lease, but excluding Alterations made by or for Lessee subsequent to completion of those Lessee improvements. Lessee shall pay the cost of repairing or restoring any Alterations made by or for Lessee subsequent to completion of the Lessee improvements made pursuant to this Lease and shall be responsible for carrying casualty insurance as Lessee deems appropriate for those Alterations.

         (d) In the event of any damage to or destruction of the Premises or the Building, Lessor and Lessee acknowledge that their respective rights and obligations are to be governed exclusively by this Lease.

         (e) In the event the Premises are to be repaired or restored and Lessee requires temporary offices as a result of a casualty event affecting the Premises, Lessor shall use best efforts to locate offices for Lessee within the Building. Lessee acknowledges that Lessor makes no commitment as to the availability of any offices or as to their cost.

                  Section 13. Insurance: Waiver of Subrogation.

         (a) Insurance. Lessee, at Lessee's expense, shall maintain in full force during the term hereof a policy or policies of commercial general liability insurance insuring against claims and liability for personal injury death and property damage arising in or about the Premises, the Building and adjoining areas or ways, with a carrier or carriers acceptable to Lessor, and which carrier or carriers in any event shall have a rating of not less than A VII by Best's Insurance Guide and admitted in the State of California. Lessee's liability coverage shall include all the coverages typically provided by the Broad Form Comprehensive General Liability Endorsement. The liability under such insurance shall not be less than FIVE MILLION DOLLARS ($5,000,000.00) combined single limit bodily injury and property damage. Such policy or policies or policies of insurance shall (i) name Lessor and Lessee's lender as additional insureds, (ii) be nonassessable; primary and noncontributory and any policies carried by Lessor, and (iii) provide that the same may not be canceled or materially amended except upon thirty (30) days prior written notice to Lessor. Lessee at all times shall maintain with Lessor a current certificate or certificates of said policy or policies.

         (b) Subrogation. Each party hereby waives and releases all claims which it may have against the other party, and its employees, officers, directors, contractors, representatives, agents and visitors (collectively "Releasees") for damage to or loss of any real and personal property owned by such party or death or bodily injury occasioned by the act or omission of any Releasee of the other party. Furthermore, to the extent available without material incremental premium, each party shall obtain from its insurers under all policies of property insurance maintained by such party at any time during the term hereof insuring or covering the Premises, the Building or any portion thereof or operations therein, a waiver of all rights of Subrogation which the insurer might have against the other party, and each party shall indemnify the other party against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver to the extent the same is also available.

         (c) Lessor's Insurance. During the Term, Lessor shall maintain in effect insurance on the Building against "broad form" perils with insurers admitted in California having a rating classification of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide, insuring the Building and the Lessee Improvements in an amount equal to at least one hundred percent (100%) of the replacement cost thereof, excluding land, foundations, footings and underground installations, as reasonably estimated by Lessor. Lessor may, but shall not be obligated to carry, insurance against additional perils and/or in greater amounts. During the Term, Lessor covenants that at it will maintain comprehensive general liability insurance with broad form extended coverage, including contractual liability insurance against claims occurring upon, in or about the Building with a minimum coverage of combined single limit of Five Million Dollars ($5,000,000), which coverage, if requested, will provide that no material change or cancellation shall be made without thirty (30) days prior written notice to Lessee. Lessor shall provide Lessee upon written request with current certificates evidencing these coverages.

                          Section 14. Indemnification.

         Lessee waives all claims against Lessor for damage to any property or injury or death of any person on the Premises arising at any time and from any cause other than the negligence or willful misconduct of Lessor or Lessor's employees, agents, or contractors. Lessee shall hold Lessor harmless from and defend Lessor against all claims, liability, damage, or loss arising out of any claims by third parties for injury or death of any person or damage to or destruction of their property asserted against Lessor attributable to the use of the Premises by Lessee, except that caused by the negligence or willful misconduct of Lessor or Lessor's agents, contractors, or employees. Lessee shall also hold Lessor harmless from any liability, cost, or expense arising from Lessee's use or storage in the Premises of any hazardous or toxic substance permitted or not under this Lease. Lessor shall hold Lessee harmless from and defend Lessee against all claims, liability, damage, or loss arising out of any claims by third parties for injury or death of any person or damage to or destruction of their property asserted against Lessee attributable to Lessor's failure to perform its obligations under this Lease or at law respecting the Common Areas, except that caused by the negligence or willful misconduct of Lessee, or Lessee's agents, contractors or employees. These indemnity obligations shall include reasonable attorney fees, investigation costs, and all other reasonable costs incurred by either party from the first notice that any claim or demand is to be made or may be made. Lessor or Lessee shall promptly give notice to the other of any claim or demand. The provisions of this Section shall survive the termination of this Lease for any event occurring prior to the termination. The provisions of this Section to indemnify and hold Lessor or Lessee harmless are limited to the amount of loss that is not paid to Lessor or Lessee out of insurance proceeds, if any.

                 Section 15. Compliance with Legal Requirements.

         At Lessee's sole cost, Lessee shall promptly comply with all laws and governmental rules now or later in force; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; with any direction or occupancy certificate issued by public officers (Legal Requirements), insofar as they relate to the condition, use, or occupancy of the Premises. Excluded are any obligation to cause to be made any (a) structural changes or changes to the electrical, mechanical, or plumbing systems or other common Building systems and the Common Areas of the Building, except to the extent necessitated by Lessee's acts or by improvements made for Lessee (other than the Lessee Improvements to be made pursuant to this Lease by Lessor, if any); (b) alterations or improvements to the Building as a whole or the Premises of lessees generally that are not by law the lessees' sole responsibility with which to comply; and (c) work necessitated by defects in the construction of the Building. In no event shall Lessee be required to correct any violations of legal requirements in the Premises or elsewhere in the Building if such violation is in existence on or prior to the Commencement Date. Lessor shall comply at its cost in a timely manner with all Legal Requirements that are not Lessee's responsibility under this Section to the extent noncompliance would adversely affect Lessee's use or occupancy of the Premises.

                     Section 16. Assignment and Subletting.

Lessor's Consent Required.

         Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold or delay. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void, and shall constitute a breach of this Lease without the need for notice to Lessee under Section 16.1. Any sale or other transfer, including by consolidation, merger, or reorganization, of a majority of the voting stock of a Lessee, if Lessee is a corporation, or any sale or other transfer of a majority of the partnership interest in Lessee, if Lessee is a partnership, shall be an assignment for purposes of this Section 16.

         Lessor shall approve or reject the transfer within ten (10) business days of notice thereof and must state reasons for any disapproval. If Lessee desires Lessor's consent to a transfer of all or any portion of the Premises, Lessee shall submit to Lessor (a) the proposed sublease or assignment or other transfer agreement, and (b) all other information which Lessor may reasonably request including, without limitation, sufficient information to enable Lessor to determine the character, quality, type of business, and financial responsibility of the proposed transferee. Lessor shall respond to Lessee's request for consent hereunder in a timely manner.

         Notwithstanding the foregoing, Lessor's consent shall not be required in connection with any transfer of Lessee's stock or any merger or reorganization of Lessee or any sale of substantially all of Lessee's assets, or in connection with any assignment or sublet to an affiliate of Lessee, provided that the net worth of Lessee's successor (immediately following any such transaction of Lessee) or in the case of an assignment or sublet to an affiliate, the net worth of such affiliate shall be equal to or greater than the net worth of Lessee as of the date hereof, and provided that any such assignee or transferee complies with the provisions of Section 48 of this Lease.

16.1 Terms and Conditions of Assignment.

         Regardless of Leasor's consent, no assignment shall release Lessee of Lessee's obligation hereunder or alter the primary liability of

Lessee to pay the Base Rent and Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder except to the extent otherwise agreed in writing by Lessor. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this
Section 16 of this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease. Lessee shall not unreasonably withhold the approval of any modification or amendments agreed to by Sublessees, but no such amendment or modification shall increase Lessee's obligations.

16.2 Terms and Conditions Applicable to Subletting.

         The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises:

         (a) Lessee shall absolutely and unconditionally assign and transfer to Lessor all of Lessee's interest in all rentals and income arising from such sublease, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease, provided, however, that until a default which has not been timely cured shall occur in the performance of Lessee's obligations under this Lease, Lessee shall have a license to receive, collect, and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the assignment of such sublease or by reason of the collection of rents from a sub-lessee, be deemed liable to the sub-lessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sub-lessee under such sublease. Upon Lessor's demand Lessee shall irrevocably authorize and direct any such sub-lessees, upon receipt by Lessee of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sub-lessee shall have the right to rely upon any such statement and request from Lessor and that such sub-lessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sub-lessee or Lessor for any such rents so paid by said sub-lessee to Lessor upon Lessor's proper demand.

         (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent which consent is not to be unreasonably withheld or delayed. Any sub-lessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to confirm and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

         (c) If Lessee's obligations under this Lease have been guaranteed by third parties, then a sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

         (d) The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

         (e) Consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any assignment or subletting by the sub-lessee. However, if an Event of Default by Lessee then exists, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

         (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or anyone else responsible for the performance of this Lease, including the sub-lessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

         (g) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sub-lessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sub-lessee to Lessee or from any other prior defaults of Lessee under such sublease, except that which is then held by Lessor.

         (h) Each and every consent required of Lessee under a sublease shall also require the consent of Lessor.

         (i) No sub-lessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent which shall not be unreasonably withheld or delayed.

         (j) Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

         (k) With respect to any subletting to which Lessor consents, Lessor agrees to deliver a copy of any notice of default by Lessee to the sub-lessee and such sub-lessee shall have the right to cure a default of Lessee within ten
(10) days after service of said notice of default upon such sub-lessee, and the sub-lessee shall have a right of reimbursement from and against Lessee for any such defaults cured by the sub-lessee.

16.3 Additional Rent Due on Assignment or Subletting.

         If at any time during the initial Term or any extended Term hereof, Lessee shall assign all or part of its interest hereunder or shall sublet all or any portion of the Premises, Lessee shall be obligated to pay Lessor additional rental as follows: If for any proposed assignment or sublease Lessee receives rent or other consideration, either initially or over the term of such assignment or sublease, in excess of the Base Rent and other sums then required to be paid by Lessee hereunder (including percentage rent, if any), or in the case of a sublease of a portion of the Premises in excess of the Base Rent allocable to such portion based solely on a rentable square footage basis, after appropriate adjustments to assure that all other payments required to be made by Lessee hereunder are taken into account. Subject to the provisions of Section 16 above, Lessee shall promptly pay to the Lessor as additional rent fifty percent (50%) of (a) such excess less, (b) reasonable attorney's fees, brokerage commissions and lessee improvement costs (including reimbursement for unamortized lessee improvements previously installed in the Premises at Lessee's cost) incurred by Lessee in connection with such sublease or assignment. Such Lessee costs shall not exceed Ten Dollars ($10.00) per square foot to determine the amount to be paid to Lessor. Said additional sum shall be payable by Lessee within five (5) days after receipt thereof.

16.4 Attorney fees.

         In the event Lessee shall assign or sublet the premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorney fees incurred in connection with reviewing and preparing any documentation therefor, but not to exceed $2,500.

                          Section 17. Entry by Lessor.

         Lessor may enter the Premises at reasonable hours and, except in the event of an emergency, on reasonable prior notice, to (a) inspect the Premises;
(b) exhibit the Premises to prospective purchasers, lenders, or Lessees (during the last six (6) months of the Term only); (c) determine whether Lessee is complying with all obligations under this Lease; (d) supply any services to be provided by Lessor under this Lease; (e) post notices of nonresponsibility; and
(f) make repairs or perform maintenance required of Lessor by this Lease, make repairs to any adjoining space or utility services, or make repairs, alterations, or improvements to any other portion of the Building. However, all this work shall be done as promptly as reasonably possible and cause as little interference to Lessee as reasonably possible. Subject to Lessor undertaking such actions as provided above in the previous sentence, Lessee waives any damage claims for inconvenience to or interference with Lessee's business or loss of occupancy or quiet enjoyment of the Premises caused by Lessor's entry conducted in such manner. At all times Lessor shall have a key with which to unlock the doors on the Premises, excluding Lessee's vaults, safes, and similar areas designated as secure areas in writing by Lessee in advance. In an emergency, Lessor shall have the right to use any means that Lessor deems proper to open Lessee's doors and enter the Premises. Entry to the Premises by Lessor in an emergency shall not be construed as a forcible or unlawful entry, a detainer, or an actual or constructive eviction of Lessee, but Lessor shall repair or otherwise reimburse Lessee for physical damage, if any, caused by such entry.

                         Section 18. Events of Default.

         The following events shall constitute events of default under this Lease (each an Event of Default):

         (a) a failure by Lessee to make a payment when due of any rent or other sum payable under this Lease and the continuation of this failure for ten (10) or more days after written notice of the default from Lessor, provided that if Lessee has failed two (2) or more times in any twelve (12) months to pay any rent or other sum when due and notice of this default has been given by Lessor in each instance, no notice shall be required after this until the expiration of twelve (12) months in which all rental and other sums payable under this Lease have been paid on or before the date due;

         (b) a default by Lessee in the performance of any of the terms, covenants, agreements, or conditions in this Lease, other than a default by Lessee in the payment when due of any rent or other sum payable under this Lease, and the continuation of the default beyond thirty (30) days after written notice by Lessor or, if the default is curable and would require more than thirty (30) days to remedy, beyond the time reasonably necessary for cure; provided, however that if Lessee has defaulted in the performance of the same obligation two (2) or more times in twelve (12) months and notice of the default has been given by Lessor in each instance, no notice shall be required after this until the expiration of twelve (12) months without any default by Lessee;

         (c) the bankruptcy or insolvency of Lessee, a transfer by Lessee in fraud of creditors, an assignment by Lessee for the benefit of creditors, or the commencement of proceedings of any kind by or against Lessee under the Federal Bankruptcy Act or under any other insolvency, bankruptcy, or reorganization act, unless Lessee is discharged from voluntary proceedings within ninety (90) days;

         (d) the appointment of a receiver for a substantial part of Lessee's assets;

         (e) the abandonment of the Premises; and

         (f) the levy upon this Lease or any estate of Lessee under this Lease by attachment or execution and the failure to have the attachment or execution vacated within thirty (30) days.

         (g) If Lessor shall default in any of its obligations under this Lease and such failure shall continue beyond the expiration of any applicable cure period provided for such default herein or, in the absence of a stated cure period for such default, for a reasonable time not to exceed thirty (30) days (or such additional period which may, with the exercise of diligence, be required to cure the same, if the same cannot be cured within such thirty (30) day period) or as may otherwise be provided herein, after written notice from Lessee specifying the circumstances of such default, then Lessee shall have such rights and remedies as are specifically provided in this Lease, and such additional rights and remedies available at law and equity which are not otherwise expressly waived by Lessee under this Lease.

         (h) In any provision in this Lease where Lessor is permitted to take action to remedy a default or event of default by Lessee, such default or event of default shall mean an "Event of Default" as defined hereinabove.

                      Section 19. Termination upon Default.

         On occurrence of any Event of Default by Lessee, Lessor may, in addition to any other rights and remedies given here or by law, terminate this Lease and exercise remedies relating to it without further notice or demand in accordance with the following provisions:

         (a) So long as the Event of Default remains uncured, Lessor shall have the right to give notice of termination to Lessee, and on the date specified in this notice, this Lease shall terminate.

         (b) If this Lease is terminated, Lessor may, by judicial process, reenter the Premises, remove all persons and property, and repossess and enjoy the Premises, all without prejudice to other remedies that Lessor may have because of Lessee's default or the termination.

         (c) If this Lease is terminated, Lessor shall have all of the rights and remedies of a Lessor provided by Civil Code ss. 1951.2, in addition to any other rights and remedies Lessor may have. The damages which Lessor may recover shall include, without limitation, (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the rental loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of award computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; (iv) all reasonable legal expenses and other related costs incurred by Lessor following Lessee's default; (v) all reasonable costs incurred by Lessor in restoring the Premises to good order and condition to relet the Premises; and (vi) all reasonable costs, including without limitation, any market rate brokerage commissions incurred by Lessor in reletting the Premises.

                     Section 20. Continuation after Default.

         Even though Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

                            Section 21. Other Relief.

         The remedies provided in this Lease are in addition to any other remedies available to Lessor at law, in equity, by statute, or otherwise.

                  Section 22. Right of Lessor to Cure Defaults.

         Agreements and provisions to be performed by Lessee under this Lease shall be at Lessee's sole cost and without abatement of rental, except as specifically provided in this Lease. If Lessee (a) fails to pay any sum of money, other than rental, required under this Lease, or (b) fails to perform any other act under this Lease, and this failure continues for thirty (30) days after notice of the failure by Lessor, or a longer period as may be allowed under this Lease, Lessor may, without waiving or releasing Lessee from any obligations of Lessee, make payment or perform other acts required by this Lease on Lessee's behalf. All sums paid by Lessor and all necessary incidental costs shall be payable to Lessor on demand and shall constitute additional rental under this Lease.

                           Section 23. Attorney Fees.

         If, as a result of a breach or default under this Lease, Lessor or Lessee, except as otherwise provided herein, uses an attorney to secure compliance with Lease provisions, to recover damages, to terminate this Lease, or to evict Lessee, the prevailing party in any legal action or proceeding shall be entitled to recover reasonable attorney fees and expenses incurred by such party.

                           Section 24. Eminent Domain.

         If all or any part of the Premises are taken through eminent domain, this Lease shall terminate for the part taken as of the date of taking. For a partial taking, either Lessor or Lessee shall have the right to terminate this Lease for the balance of the Premises by notice to the other within thirty (30) days after the taking. However, Lessee's right to terminate arises only if the portion of the Premises taken substantially handicaps, impedes, or impairs Lessee's use of the balance of the Premises. In the event of any taking, Lessor shall be entitled to all compensation, damages, income, rent, awards, or any interest that may be paid in connection with the taking, except for any portion specifically awarded to Lessee for loss of good will, moving expenses, trade fixtures, equipment, and any leasehold improvements in the Premises to the extent of the then unamortized value of these improvements for the remaining term of the Lease as determined in the award. However, Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease or otherwise, other than for prepaid rent. In the event of a partial taking of the Premises that does not result in a termination of this Lease, the subsequent monthly rental shall be equitably reduced.

                           Section 25. Subordination.

         (a) This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now existing or, subject to the following, later placed upon the Building and to any advances made on the security of it or Lessor's interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. Lessee's covenant under
Section 25(a) to subordinate this Lease to any future ground lease, mortgage, deed of trust, or other hypothecation later executed is conditioned on each such instrument containing the commitments specified in subsection 25(b). However, if any mortgagee, trustee, or ground lessor elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Lessee, this Lease shall be deemed prior to the mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording of it. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Lessee shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. In the event of termination of any ground lease to which this Lease is subordinate, Lessee shall attorn to the ground lessor. Lessee agrees to execute any documents, in form and substance reasonably acceptable to Lessee, required to effectuate the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment.

         (b) In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or in the event any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off, or foreclosed. Neither shall the rights and possession of Lessee under this Lease be disturbed, if Lessee is not then in default in the payment of rental and other sums due under this Lease or otherwise in default under the terms of this Lease, and if Lessee attorns to the purchaser, grantee, or ground lessor as provided in Section 25(a) or, if requested, enters into a new lease for the balance of the term of this Lease on the same terms and provisions contained in this Lease.

         (c) Lessee agrees that Lessee shall not discriminate against or segregate any person or group of persons on account of race, sex, creed, color, marital status, sexual preference, national origin, or ancestry, in the occupancy, use, sublease, tenure, or enjoyment of the Premises.

                             Section 26. No Merger.

         The surrender of this Lease by Lessee, or a mutual cancellation of it, shall not work a merger and shall, at the option of Lessor, terminate all or any existing subleases or sub-tenancies, or operate as an assignment to Lessor of all subleases or sub-tenancies.

                                Section 27. Sale.

         On a transfer of all of Lessor's interest in the Building and Real Property and in this Lease, Lessor shall be released from all liability and obligations under this Lease that accrue and pertain to events and conditions first arising after the effective date of transfer ("Future Events"). With respect to any liability or obligations of Lessor under this Lease which have accrued and pertain to events and conditions first arising prior to the effective date of the transfer ("Prior Events"), to the extent that a default by Lessor is not claimed by Lessee in an estoppel certificate delivered by Lessee upon Lessor's request in connection with such transfer pursuant to
Section 28 below, the same shall be released automatically by Lessee upon completion of such transfer. All other liability and obligations of Lessor respecting Prior Events shall not be released unless and until the transferee agrees in writing, for the benefit of Lessee, to assume all of Lessor's liability and obligations under this Lease pertaining to Prior Events and delivers to Lessee written notification of such agreement. Upon receipt of written notice and assumption of Lessor's liability and obligations under this Lease for Future Events by such transferee, Lessee agrees to attorn to such transferee.

                        Section 28. Estoppel Certificate.

         Any time with at least fifteen (15) days' prior written notice by Lessor, Lessee shall execute, acknowledge, and deliver to Lessor a certificate in the form substantially the same as attached Exhibit D certifying to the extent true and complete: (a) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, together with the date and nature of each modification, (b) the amount of the Base Rent, most recent Additional Rent, if any, and the date to which the rent has been paid, (c) that no notice has been received by Lessee of any default that has not been cured, except defaults specified in the certificate,
(d) that no default of Lessor is claimed by Lessee, except defaults specified in the certificate, and (e) other matters as may be reasonably requested by Lessor. Any certificate may be relied on by the prospective purchaser, mortgagee, or beneficiary under any deed of trust on the Building or any part of it specified in such certificates. Lessee shall have the right to obtain an estoppel certificate from Lessor within fifteen (15) days following written request, certifying to such matters as may be reasonably requested.

                            Section 29. Holding Over.

         (a) If, without written objection by Lessor, Lessee holds possession of the Premises after expiration of the term of this Lease, Lessee shall become a Lessee from month-to-month on the terms specified in this Lease but at a monthly rental equivalent to One Hundred Fifty percent (150%) of the then prevailing monthly rental paid by Lessee at the expiration of the term of this Lease, payable in advance on or before the first day of each month. Each party shall give the other notice of intention to terminate the tenancy at least one (1) month prior to the date of termination of a monthly tenancy.

         (b) If, over written Lessor's objection, Lessee holds possession of the Premises after expiration of the term of this Lease or expiration of the holdover tenancy, Lessee shall be deemed to be a Lessee-at-sufferance and, without limiting the liability of Lessee for unauthorized occupancy of the Premises, Lessee shall indemnify Lessor and any replacement Lessee with an executed Lease for the Premises for any damages or loss suffered by either Lessor or the replacement Lessee resulting from Lessee's failure to vacate the Premises in a timely manner.

                            Section 30. Abandonment.

         Lessee shall not vacate or abandon any part or all of the Premises. If Lessee shall vacate, abandon, or surrender the premises, or be dispossessed by process of law or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of the Lessor, except such property as may be mortgaged to Lessee.

                          Section 31. Security Deposit.

         Lessee has deposited with Lessor the sum specified in the Basic Lease Information (Deposit). The Deposit shall be held by Lessor as security for the faithful performance by Lessee of all provisions of this Lease. If Lessee fails to pay rent or other sums due under this Lease or defaults with respect to any provision of this Lease, then upon Lessor's declaration of a default by Lessee and the expiration of the applicable cure period with such default remaining uncured, Lessor may use, apply, or retain all or any portion of the Deposit for the payment of rent or other sums in default, for the payment of any other sums to which Lessor may become obligated because of Lessee's default, or to compensate Lessor for any loss or damage that Lessor may suffer because of the Lessee's actions. If Lessor uses or applies the Deposit, Lessee shall, within ten (10) days after written demand, deposit cash with Lessor in an amount sufficient to restore the Deposit to the full amount, and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep the Deposit separate from Lessor's general accounts. If Lessee performs all of Lessee's obligations under this Lease, the Deposit or the amount not applied by Lessor shall be returned, without interest, to Lessee or at Lessor's option, to the last assignee, if any, of Lessee's interest under this Lease within two weeks after the expiration of the Term and after Lessee has vacated the Premises. No trust relationship is created between Lessor and Lessee with respect to the Deposit.

                               Section 32. Waiver.

           The waiver by Lessor or Lessee of any agreement, condition, or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the agreement, condition, or provision or any other agreement, condition, or provision contained in the Lease, nor shall any custom or practice that may arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Lessor or Lessee to the performance by Lessor or Lessee in strict accordance with these terms. The subsequent acceptance of rental under this Lease by Lessor shall not be deemed to be a waiver of any preceding breach by the other party of any agreement, condition, or provision of this Lease, other than the failure of Lessee to pay the particular accepted rental, regardless of knowledge of the preceding breach at the time of the rental acceptance.

                          Section 33. Improvement Work

         (a) Lessor agrees to provide to Lessee an amount not to exceed Thirty-five Dollars ($35) per rentable square foot of the Premises, or THREE HUNDRED TWELVE THOUSAND THREE HUNDRED FORTY DOLLARS ($312,340.00) as Lessor's total contribution to the cost of Lessee's Lessee improvements. Lessor's approval of the Lessee improvements shall not be unreasonably withheld or delayed. Lessee improvements' allowance may be used for both hard and soft costs of said work. Any unused Lessee improvement dollars shall not be credited toward any rent abatement. Lessee will pay all improvement expenses exceeding the sum of THREE HUNDRED TWELVE THOUSAND THREE HUNDRED FORTY DOLLARS ($312,340.00). Lessee shall pay for all such Lessee improvement expenses exceeding said allowance prior to occupancy.

         (b) Space planning allowances. Upon full execution of this Lease, Lessor shall reimburse Lessee in an additional amount not to exceed ONE THOUSAND THREE HUNDRED THIRTY EIGHT DOLLARS ($1,338.00), or Fifteen Cents ($0.15) per rentable square foot (RSF) on account of Lessee's preliminary space planning and consulting costs. Lessee shall provide Lessor with a copy of the final space plan, which Lessor shall not unreasonably disapprove.

                              Section 34. Signage.

         Interior Building Signage: Lessor will provide Lessee with Lessor approved signage on the Building main lobby directory board. Lessor will provide up to two name strips on the main lobby directory for Lessee's use. Lessee may, at Lessee's expense, install Lessor approved signage at Lessee's entry door.

         Exterior Building Signage: Lessee will be allowed to install a Lessor approved signage on the exterior of the Premises on the Golden Gate Avenue side above TOGO'S at no additional rental but subject to Lessor's approval.

               Section 35. Option to Renew. Intentionally Omitted

                        Section 36. Notices and Consents.

         All notices, consents, demands, and other communications from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when delivered, including delivery by commercial delivery services or facsimile transmission, or if deposited in the United States mail, certified or registered, postage prepaid, when received or refused. All notices, consents, demands, and other communications shall be addressed as follows: to Lessee at the address specified in the Basic Lease Information, with a copy to Lessee at 240 West 35th Street, New York, NY 10001, Attention: General Counsel, or to another place or person as Lessee may designate in a notice to Lessor, or delivered to Lessee at the Premises with a copy to Lessee at the above New York address; to Lessor at the address specified in the Basic Lease Information, or to another place as Lessor may designate in a notice to Lessee.

                          Section 37. Entire Agreement.

         There are no oral agreements between Lessor and Lessee affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and understandings between Lessor and Lessee or displayed by Lessor to Lessee with respect to the subject matter of this Lease. There are no representations between Lessor and Lessee other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded. To the extent of any inconsistency between this Lease and Lessor's Rules, the provisions of this Lease shall control.


                        Section 38. Corporate Authority.

         If either of the parties signs this Lease as a corporation, each person executing this Lease on behalf of the party warrants that the party is an authorized and existing corporation, that it is qualified to do business in California, that it has the right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If either of the parties signs this Lease as a partnership, each person executing this Lease on behalf of the party warrants that the party is a partnership, that the partnership has the right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to sign.

                        Section 39. Plural and Singular.

         The words Lessor and Lessee as used in this Lease shall include the plural as well as the singular.

                   Section 40. Joint and Several Obligations.

         If there is more than one Lessee, the obligations imposed on Lessee shall be joint and several.

                        Section 41. Time of the Essence.

         Time is of the essence in this Lease and all of its provisions.


                       Section 42. Examination of Lease.

         Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee.

                   Section 43. Heirs, Successors, and Assigns.

         The agreements, conditions, and provisions contained in this Lease shall, subject to the provisions for assignment, apply to and bind the heirs, executors, administrators, successors, and assigns of the parties to it.

         Section 44. Illegality or Unenforceability of Portion of Lease.

         If any provision of this Lease is determined to be illegal or unenforceable, this determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect.

                           Section 45. Governing Law.

         This Lease shall be governed by and construed pursuant to law of the State of California. Any action or arbitration under the Terms of this Lease shall be held in San Francisco, California, in the Superior Court of the State of California for the County of San Francisco, and any action brought hereunder shall be in said court and in said venue.

                             Section 46. Brokerage.

         Each party warrants and represents to the other that such party has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Lease or the transactions contemplated hereby except for
(a) real estate brokerage services rendered by Grubb and Ellis Company for the Lessor and the Pacific Union Commercial Brokerage for Lessee, and all commissions, fees or other compensation owed to such brokers shall be paid by Lessor.

                              Section 47. Exhibits.

         The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part of it.

                          Section 48. Letter of Credit

         (a) In addition to the cash deposit described in Section 31 hereof, Lessee shall, on execution of this Lease, deliver to Lessor, and cause to be in effect during the Lease, an unconditional, irrevocable letter of credit (L-C) in the amount of THREE HUNDRED TWENTY SIX THOUSAND DOLLARS ($326,000)(L-C Amount) issued to Lessor, as beneficiary, in form and substance satisfactory to Lessor, by an L-C Bank selected by Lessee. An L-C Bank is a bank that accepts deposits, maintains accounts, has a local San Francisco office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Lessee shall pay all expenses, points, or fees incurred by Lessee in obtaining the L-C. The full amount of the L-C shall be available to Lessor upon presentation of Lessor's sight draft accompanied only by the L-C and a signed and dated certification from Lissor stating the following: "The undersigned, as Lessor under the Office Lease, dated November __, 1999, between Golden Van Associates, a California limited liability company, as Lessor, and Uproar, Inc., a New York corporation, as Lessee has the right to draw the full amount of the L-C pursuant to the Office Lease."

         (b) Lessee shall maintain the L-C for the entire term of this Lease, subject only to the reduction in the amount of the L-C or release of the L-C as provided herein. The L-C shall expressly state that the L-C and the right to draw thereunder may be transferred or assigned by Lessor to any successor or assignee of Lessor under this Lease.

         (c) The L-C issued by the L-C Bank shall provide that upon expiration of the first year the L-C is in effect, the L-C shall be automatically extended for additional consecutive one year terms if Lessor has not received by certified mail notification of the L-C Bank's intention not to renew no less than thirty (30) days prior to the original expiry date and each subsequent expiry date. If the term of the L-C will expire prior to expiration of the Lease Term, Lessee shall deliver to Lessor a replacement L-C which satisfies the conditions of this Section. If Lessee fails to cause the issuance of a replacement L-C by an approved L-C Bank at provided herein, then Lessor shall have the right to draw the full amount of the L-C at any time prior to the expiration of the L-C and to hold and apply the proceeds from the L-C as an additional cash Deposit under Section 31 hereof.

         (d) Subject to sub-paragraph (g) hereinafter, if any Event of Default by Lessee occurs under this Lease, then Lessor shall have the right at any time thereafter, but shall not be obligated, to draw the full amount of the L-C and to hold and apply the proceeds from the L-C as an additional cash Deposit under
Section 31 hereof.

         (e) The L-C Amount shall be eliminated over a period of years by reducing the L-C Amount on a straight-line basis in five (5) equal annual installments, beginning on the first anniversary and ending on the 5th anniversary of the Lease Commencement Date. If, on the date of any scheduled reduction, Lessee is in default under this Lease, the L-C Amount shall not be reduced on that date. If Lessee cures the default, the L-C Amount shall be reduced on the date of that cure as if the default had not occurred. The L-C shall be eliminated at the termination of the Lease.

         (f) Lessee grants to Lessor a security interest in all proceeds of the L-C to secure performance of all obligations of Lessee under this Lease. Lessee may not assign, mortgage, or encumber the L-C without Lessor's consent. Any attempt to do so shall be void and shall not be binding on Lessor. No trust relationship is created between Lessor and Lessee with respect to the L-C.

         (g) In the event that Lessor shall draw the full amount of the L-C as provided in sub-paragraph (d) above and Lessee shall thereafter cure all defaults under the Lease, Lessor shall return said L-C Amount to Lessee provided that Lessee shall replenish the L-C Amount (subject to the conditions as provided in sub-paragraph (f) above.

                   Section 49. Installation of Satellite Dish

         Lessee may, at its sole cost and expense, install a satellite dish (Facility) on the roof of the Building provided that Lessee shall first obtain Lessor's written approval of Lessee's plans and specifications for such installation, such approval not to be unreasonably withheld or delayed. The Facility shall be installed in strict conformity with such approved plans and specifications. Title to the Facility shall be held by Lessee. Lessee, at its sole cost and expense, shall maintain and repair the Facility in good and safe condition and in compliance with all applicable laws, ordinances, rules, and regulations. To the fullest extent permitted by law, Lessee agrees to indemnify, hold harmless, protect and defend Lessor, its agents, employees, contractors and representatives from and against any and all claims, causes of action, liabilities, losses and damages, whether foreseeable or unforeseeable, arising directly or indirectly out of the presence and use of the Facility on the Building by Lessee, or any of its agents, employees or invitees. Lessee shall observe all precautions required by Lessor with respect to access to the roof of the Building for the purposes of installing and maintaining the Facility. Lessee, at its sole cost, shall repair any damage caused to the Building, including but not limited to the roof, related to the installation and maintenance of the Facility during the Lease Term. At the termination of the Lease, Lessee shall, at its sole cost and expense, remove the Facility, if Lessor requests such removal, and shall indemnify and hold harmless Lessor from any damage caused by such removal.

         The parties have executed this Lease as of the date first set forth above.


Lessor:                                     Lessee:

GOLDEN VAN ASSOCIATES, LLC                  UPROAR, INC., a New York
                                            corporation

By: [illegible]                             By: [illegible]
    ----------------------------                --------------------------------
                  Manager                   Its: Vice President




                                            By: [illegible]
                                                --------------------------------
                                            Its:

                                    EXHIBIT A

                           Description of the Premises

          Suites 250 and 350 at 180 Redwood Street, San Francisco, California, consisting of a total of 8,924 rentable square feet as outlined in Exhibit C appended hereto.

                                    EXHIBIT B
                                   WORK LETTER

         The purpose of this Work Letter is to delineate the responsibilities of Lessor and Lessee with respect to the costs and construction of the shell work and interior improvements to the Premises. Except, as otherwise defined herein, capitalized terms shall have the meanings set forth in the Lease.

         1. Lessor's Work. As of the date of this Lease, Lessor represents and warrants that at its direct cost, without any application of funds from the Lessee Improvement Allowance (as hereinafter defined), Lessor has fully completed all of those items listed in Schedule B-1 to Exhibit B, excepting items #9, #10 and #11 listed thereon. Lessee shall perform the work required in connection with item #9 on Schedule B-1 to Exhibit B but at Lessor's sole cost and expense which shall be in addition to the Lessee Improvement Allowance. Lessor shall deliver to Lessee a copy of the path of travel drawings for all common areas and the Building within three (3) business days from the execution of this Lease. To the best of Lessor's knowledge, Lessors has, in performing Lessor's work, complied with all applicable laws, and no hazardous materials or substances shall be, or have been, incorporated into any such work or any other improvements in the Premises.

         2. Lessee's Work: After execution of this lease, Lessee shall construct, furnish and install within the Premises, at its sole cost and expense except for item #9 on Schedule B-1 of Exhibit B, in compliance with its obligations under the lease, all improvements, equipment or fixtures that are necessary for Lessee's use and occupancy of the Premises (the "Lessee's Work"), except to the extent provided in Schedule B-1 to Exhibit B. Lessor agrees that Lessee's work may include installation of high speed Internet cabling into the Building, and Lessor consents to such installation provided such installation does not damage the Building. The construction, furnishing and installation of Lessee's Work, is referred to herein as the "Improvement Work". The Improvement Work shall be performed in accordance with the following provisions:

         (a) Lessee will be responsible for delivery of final working drawings and specifications for the Premises to Lessor prior to beginning work, except for the designed build for the bathroom and/or kitchenette, electrical and mechanical components. The final working drawings and specifications shall include decorating plans showing the location of partitions, reflected ceiling plans including light fixtures, electrical outlets, telephone outlets, sprinklers, doors, wall finishes, floor coverings and any other work required by Lessee. The final working drawings and specifications are referred to herein as "Lessees Final Plans." Lessee shall cause all Lessee's Final Plans to be prepared by licensed architects, and where appropriate, licensed mechanical, electrical and structural engineers.

         (b) Lessee's Final Plans shall be subject to Lessor's approval within three (3) business days of receipt thereof, which approval shall not be unreasonably withheld. If Lessor disapproves Lessee's Final Plans, or any portion thereof, Lessor shall promptly notify Lessee thereof and of the revisions that Lessor reasonably requires in order to obtain Lessor's approval. As promptly as reasonably possible thereafter, Lessee shall submit to Lessor plans and specifications incorporating the revisions required by Lessor. Said revisions shall be subject to Lessor's approval within five (5) business days of receipt of the revised plans and specifications, which shall not be unreasonably withheld. This procedure shall be repeated until Lessee's Final Plans are finally approved by Lessor and written approval has been received by Lessee. Lessee shall pay Lessor for the actual cost for the review of plans and specifications of Lessor's architect, not to exceed a total of $1,500. The final plans and specifications approved by Lessor, including any changes, additions or alterations thereto approved by Lessor as provided in Paragraph 2(i) below, shall be referred to as the "Approved Plans." Lessee's architect shall be subject to Lessor's reasonable approval.

         (c) Lessee shall obtain all building and other permits, licenses and other approvals necessary to construct the Improvement Work in compliance with all applicable laws (collectively, "Permits") prior to the commencement of such work. Lessee's Work shall (i) be constructed in compliance with the Approved Plans, with all of the terms and conditions of the Lease and with all applicable laws, (ii) not involve changes to structural components of the Building nor involve any floor penetrations unless approved by Lessor, in its sole and absolute discretion, (iii) not require any material modifications of the Building's mechanical or electrical systems unless approved by Lessor, in its sole and absolute discretion, and (iv) not cause pipes or conduits to run over or through any other tenant's space except as directed by Lessor.

         (d) Prior to commencing construction, Lessee shall deliver to Lessor the following:

         (i) The address of Contractor (as hereinafter defined), and the names of the primary subcontractors Contractor intends to engage for the construction of the Premises.

         (ii) The proposed commencement date of construction and the estimated date of completion of the work, including fixturization.

         (iii) Executed copies of the applicable Permits for such work.

         (e) After final approval of the Approved Plans by Lessor, Lessee shall proceed promptly to commence performance of the Improvement Work. Lessee's contractors and subcontractors shall be acceptable to and approved in writing by Lessor within three (3) business days of receipt of the names of Lessee's contractors and subcontractors, which approval shall not be unreasonably withheld, and shall be subject to administrative supervision by Lessor in their use of the Building, provided, however, that any such administrative supervision shall not impose any liability or obligation whatsoever on Lessor. Lessee shall furnish to Lessor a copy of the executed contract between Lessee and Contractor covering all of Lessee's obligations under this Exhibit B. Lessee's contractors shall conduct their work and employ labor in such manner as to maintain harmonious labor relations and as not to interfere with any of Lessor's other tenants in the Building. Lessee may elect to use non-union labor for all Improvement Work which shall comply with all laws, codes and ordinances of the City of San Francisco, the State Fire Marshall's Office and any authority having jurisdiction over the project.

         (f) Lessee shall hire its own general contractor ("Contractor") to complete Lessee's Work, which Contractor shall be subject to Lessor's prior written approval within five (5) business days of receipt of the name of Lessee's general contractor, which approval shall not be unreasonably withheld.

         (g) Contractor shall obtain a course of construction policy of insurance in an amount of Two Million Dollars and issued by a carrier reasonably satisfactory to Lessor, endorsed to show Lessor as an additional insured, and Contractor and subcontractors shall carry worker's compensation insurance for their employees as required by law. The builder's risk policy of insurance shall name Lessor as an additional insured and shall not be cancelable without at least 30 days' prior written notice to Lessor.

         (h) Lessee shall cause Contractor to use COLUMBIA MECHANICAL and CBF, Inc., for its HVAC and electrical work, respecively, subject to Lessee's reasonable verification that the costs thereof will not exceed the market rates for such services.

         (i) If Lessee shall request any change, addition or alteration in Lessee's Work from the Approved Plans approved by Lessor, Lessee's Architect (as hereinafter defined) shall prepare plans and specifications with respect to such change, addition or alteration, which plans and specifications shall be submitted to Lessor and shall be subject to Lessor's prior written approval within three

(3) business days of receipt thereof, which approval may not be unreasonably withheld by Lessor. Only new and first-class materials shall be used in the construction of the Improvement Work except with the written consent of Lessor.

         (j) Trash removal will be done continually at Lessee's cost and expense. No trash, or other debris, or other waste may be deposited at any time outside the Premises. If so, Lessor may remove it at Lessee's expense, which expense shall equal the cost of removal plus twenty-five percent (25%) of such costs as a management fee.

         (k) Storage of Lessee's contractors' construction materials, tools and equipment shall be confined within the Premises.

         (l) Lessor shall have the right to post in a conspicuous location on Lessee's Premises, as well as record with the City and County of San Francisco, a Notice of Nonresponsibility.

         (m) Lessee shall, upon completion of its work, submit to Lessor two (2) complete sets of plans (in electronic format) compatible with AutoCAD release 14 or earlier) and specifications covering all of the Improvement Work, including architectural, electrical, and plumbing, as built.

                        3. Lessee Improvement Allowance.

         (a) Lessor shall provide Lessee with a cash tenant improvement allowance (the "Lessee Improvement Allowance") of up to $312,340.00. The Lessee Improvement Allowance shall be applied to hard costs of construction and for soft costs, including Lessee's architectural and engineering expense, in connection with the Improvement Work. Lessee shall bear and pay the cost of the Improvement Work in excess of the Lessee Improvement Allowance. Based upon applications for payment prepared, certified and submitted by Lessee, Lessor shall make progress payments from the Lessee Improvement Allowance in accordance with the provisions of this Paragraph 3.

         (b) As a condition to the first disbursement of the Lessee Improvement. Allowance all of the following conditions must be satisfied:

         (i) Lessee shall have delivered to Lessor duly executed copies of each of (A) the agreement between Lessee and licensed architect ("Lessee's Architect") engaged by Lessee and approved by Lessor, in its reasonable discretion, for the design and oversight of the Improvement Work (the "Architect Agreement") and (B) the guaranteed maximum cost contract with Contractor for the construction of the Improvement Work (the "Lessee Improvement Contract").

         (ii) Lessor shall have received a schedule disclosing the use and application of all funds, including the Lessee Improvement Allowance, Lessee proposes to expend for the Improvement Work. The Approved Plans shall have been completed and approved.

         (iii) Lessee shall have obtained and be in compliance with all Permits.

         (c) Not later than the 25th day of each month Lessee shall submit applications for payment to Lessor in a form satisfactory to Lessor, certified as correct by an officer of the Lessee and the Lessee's Architect, for payment of that portion of the cost of the Improvement Work allocable to expenses reimbursable from Lessee Improvement Allowance incurred during the period from the first day of the same month projected through the last day of the month. Each application for payment shall be accompanied by such supporting documentation as shall be requested by Lessor, including the following:

         (i) Fully executed conditional lien releases in the form prescribed by law from the Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering prior payment periods.

         (ii) Contractors worksheets showing percentages of completion, detailing the portion of the work completed and portions not completed, and the ten percent (10%) retainage to be held by Lessee pursuant to Lessee Improvement Contract until substantial completion of the Improvement Work.

         (iii) Contractors certification as follows:

         "There are no known mechanics' or materialmen's liens outstanding at the date of this application for payment. All due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics' or materialmen's liens against the Building, and to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith."

         (iv) All documents necessary to effect and perfect the transfer of title to the materials or equipment for which application for payment is made.

         (v) Invoices for labor rendered and materials delivered to the Premises.

         (d) On or before the 25th day of the month following submission of the application for payment, Lessor shall make payment directly to the contractor of an amount equal to the Lessee Improvement Portion (as hereinafter defined) less the Retained Amount (as hereinafter defined), provided that, (A) no default (after expiration of any applicable notice and cure periods) exits under the Lease, (B) no default (after expiration of any applicable notice and cure periods) exists under either of the Lessee Improvement Contract or the Architect Agreement, (C) no lien has been filed with respect to the Improvement Work that has not been released, (D) Lessee is in compliance with all Permits,
(E) all insurance required hereunder and under the Lease is in full force and effect and (F) Lessor may withhold a portion thereof to cover a dispute over any portion of the work included in any request for payment based on non-compliance of any work with the Approved Plans or due to any substandard work. Lessor has no obligation to make any payments to Contractor's material suppliers or subcontractors or to determine whether amounts due them from Contractor in connection with the Improvement Work have, in fact, been paid. As used herein, the "Lessee Improvement Portion" shall be equal to the amount requested by Lessee in the application for payment multiplied by a fraction, the numerator of which is the amount of the Lessee Improvement Allowance and the denominator of which is the total cost of the Improvement Work as set forth in the Lessee Improvement Contract. Lessee agrees that Lessor shall have the right, at all times prior to Lessee's satisfaction of all conditions precedent to Lessor's final disbursement of the Lessee Improvement Allowance, to withhold from each payment to contractor of the Lessee Improvement Portion an amount equal to ten percent (10%) of each such Lessee Improvement Portion (the "Retained Amount") up to substantial completion of the Lessee Improvements at which time the Retained Amount shall be reduced to seven percent (7%), the balance of which Retained Amount shall not be paid to contractor until all of the conditions set forth in Paragraph 3(e) below are completed to Lessor's reasonable satisfaction.

         (e) In addition to the requirements set forth above, as a condition to the final disbursement of the Lessee Improvement Allowance, all of the following conditions must be satisfied:

         (i) The Improvement Work shall have been completed to the reasonable satisfaction of Lessor.

         (ii) Lessee shall have obtained and be in compliance with all Permits, and have provided Lessor with a copy of each Permit fully and finally approved by the appropriate authority.

         (iii) Lessee shall submit an application for payment to Lessor, certified as correct by Lessee, setting forth such information and accompanied by such supporting documentation as shall be reasonably requested by Lessor.

         (iv) Lessee shall have provided, to Lessor's satisfaction, all items required in Paragraph 4 below.

         (f) On or before the 30th day following submission of the application for payment in full of all conditions set forth in clause (e) immediately above, Lessor shall make payment to Lessee of the final amount due Lessee, including the Retained Amount.

         (g) Notwithstanding anything contained herein, in no event shall Lessor be obligated to make payments in excess of the Lessee Improvement Allowance.

         (h) Lessor's payment of any amounts of the Lessee Improvement Allowance shall in no event be deemed to be Lessor's approval or acceptance of the work furnished or materials supplied as set forth in Lessee's payment request.

         4. Evidence of Completion of Improvement Work.

         Upon the completion of the Improvement Work, Lessee shall:

         (a) Submit to Lessor a detailed breakdown of Lessee's final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Lessor.

         (b) Submit to Lessor certifications from Contractor and Lessee's architect that the Improvement Work has been substantially completed in accordance with the Approved Plans and

         (c) Submit to Lessor copies of final and unconditional lien releases from all contractors and subcontractors.

         (d) Submit to Lessor all evidence from governmental authorities showing compliance with any and all other laws, orders and regulations of any and all governmental authorities having jurisdiction over the Premises, including, without limitation, authorization for physical occupancy of the Premises.

         (e) Submit to Lessor the as-built plans and specifications referred to above.

                            SCHEDULE B-1 TO EXHIBIT B

                             LESSOR'S BUILDING WORK

Prior to the Lease Commencement Date, Lessor, at its sole cost and expense, shall perform the following work to the building of which the Premises is a part:

1.    Seismic upgrades as necessary to conform to applicable Laws.

2.    ADA upgrades along the path of travel to the Premises.

3. Fire/life safety upgrades to the Building to conform to applicable laws or code.

4. Deliver the floor areas of the Premises in a condition ready for carpet installation.

5. Deliver the roof, exterior and existing walls, and foundation, in good condition and repair, and leak-free.

6. Install mechanical systems to include: (a) fan coils in separate Lessee areas of all three buildings that comprise the Premises; (b) make up air ducted from the roof; (c) reheat coils for heating; (d) hand controls and life safety for each installed system. The above mechanical systems exclude Lessee duct distribution from the mixing box return plus grilles and the mixing box.

7. install fire sprinkler system to and through the Premises, with the exception of sprinkler drops and heads.

8. Install secondary exits from the Premises as necessary to conform to applicable Laws.

9. If permitted by law, Lessor will install on the third floor Lessee's choice of either one unisex ADA compliant bathroom and a mutually agreeable kitchenette or a men's and a women's bathroom and no kitchenette.

10.   Telephone punch boards at Lessee's Suites.

11. Install a card key security system at the front door of Building and provide necessary keys for Lessee's employees.

                                    EXHIBIT C

                           Floor Plan of the Premises

                                   GOLDEN GATE


                                  [illustration
                                    omitted]






                                 REDWOOD STREET

                     USEABLE / RENTABLE AREA - SECOND LEVEL

                             [illustration omitted]

                                  [illustration
                                    omitted]



                                 REDWOOD STREET
                      USEABLE / RENTABLE AREA - THIRD LEVEL



                                  [illustration
                                    omitted]

                                   EXHIBIT "D"
                              ESTOPPEL CERTIFICATE

         This Estoppel Certificate dated as of ______________, 1999 is executed by ______________________________________, (Lessee) in favor of
____________________________ (Purchaser).

                                    Recitals

         A. Lessee and Lessor have entered into a Lease Agreement dated as of ___________________________________ for___________________________________of the
Property (Lease).

         B. Pursuant to the Lease, Lessee has agreed that, upon the request of Lessor, Lessee would execute and deliver a tenant estoppel certificate certifying as to the status of the Lease (Certificate).

         C. Lessor has requested that Lessee execute this Certificate.

         Lessee certifies, warrants, and represents to Purchaser as follows:

                         Section 1. Identity of Lessee.

         Lessee is the tenant of ____________________________________________,
San Francisco, California, the Property (Leased Premises), pursuant to a Lease dated_________________________.

                           Section 2. Leased Premises.

         The Leased Premises consist of _______________________________________
__________________________ or approximately _________________________________
square feet.

                         Section 3. Full Force of Lease.

         As of the date of this Certification, the Lease is in full force, has not been terminated, and is enforceable in accordance with its terms.

                         Section 4. Complete Agreement.

         The Lease constitutes the complete agreement between Lessor and Lessee for the Leased Premises and the Property, and no amendments to the Lease, either written or oral, currently exist.

                    Section 5. Acceptance of Leased Premises.

         Lessee has accepted and is currently occupying the Leased Premises.

                             Section 6. Lease Term.

         The Lease commenced ________________________ and will end on _________________________________. The rent is:

                          Section 7. Rights of Lessee.

         Except as expressly stated in this Certificate, Lessee has the right to extend the term of the Lease by exercising ________________________________ option at prevailing market rate.

                                Section 8. Rent.

         The monthly rent currently payable under the Lease is _____________ ______________________________ Dollars ($ ________________).

                          Section 9. Security Deposit.

         The amount of Lessee's security deposit held by Lessor under the Lease is _______________________________ Dollars (__________________).

                        Section 10. Lessor's Obligations.

         As of the date of this Certificate, to the best of Lessee's knowledge, Lessor has performed all obligations required of Lessor under the Lease; no offsets, counterclaims, or defenses of Lessee under the Lease exist against Lessor; and no events have occurred that, with the passage of time or the giving of notice or both, would constitute a basis for offsets, counterclaims, or defenses against Lessor.

                       Section 11. Notification by Losses.

         From the date of this Certificate and continuing until _______, Lessee agrees to immediately notify Purchaser at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

         Lessee makes this Certification with the knowledge that it will be relied on by Purchaser in agreeing to purchase the Property and by Lender in agreeing to finance the purchase of the Property.

         Lessee has executed this Certificate as of the date first written above.


                                       By:
                                           -----------------------------

                                    EXHIBIT E

                                 Lessor's Rules

Signs. Except as provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building without the written consent of Lessor first had and obtained, and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice, installed without Lessor's consent or in violation of the Lease, without notice to and at the expense of Lessee.

Building Directory. The directory of the Building will be provided exclusively for the display of the name and location of Lessee and other lessees in the building and Lessor reserves the right to exclude any other names therefrom. Any changes by Lessor made to such a directory at the request of Lessee shall be at Lessee's expense.

Locks. No additional locks shall be placed upon any doors of the Premises, and Lessee agrees not to have any duplicate keys made without the consent of Lessor. An initial quantity of keys shall be provided to Lessee; additional keys shall be paid for by Lessee. Upon termination of the Lease, Lessee shall surrender all keys.

Wiring. When wiring of any kind is introduced, it must be connected as directed by Lessor, and no boring or cutting for wires will be allowed except with the reasonable consent of Lessor. The location of telephones, electrical outlets, and other office equipment affixed to the Premises shall be prescribed by Lessor.

Lessor's Non-Responsibility. Lessor is not responsible to any lessee for the nonobservance or violation of the rules and regulations by any other lessee.

Obstructing Light. Lessee shall not allow anything to be placed against or near the glass in the partitions or in the doors between the Premises leased and in the halls or corridors. The doors between the Premises and, the corridors of the Building shall at all times, except when in actual use for ingress and egress, be kept closed.

Halls and Stairways. The entries, passages, stairways, and elevators shall not be obstructed by Lessee or used for any purpose other than ingress and egress of persons to and from the respective offices. Lessee shall not bring into or keep within the Premises any animal or vehicle.

Plumbing. The wash-bowls, water closets, and urinals shall not be used for any purpose other than those for which they were constructed.

Closing Precautions. Before leaving the Building, Lessee shall cause (a) all doors of the Premises to be closed and securely locked, (b) all water faucets or water apparatus to be shut off, and (c) all unused electrical or gas appliances to be shut off, so as to prevent waste or damage.

Moving Equipment Safes, etc. No freight, furniture, supplies, books or equipment of any kind shall be brought into or removed from the Building without the reasonable consent of Lessor or Lessor's agent, and all moving of same into or out of the Building by Lessee shall be done at such times and in such manner as Lessor shall reasonably designate (and unless otherwise expressly designated by Lessor, the freight elevator not any passenger elevator shall be used for any and all moving of the same). Lessor shall have the right to prescribe, the weight, size, and position of all safes and other heavy property brought into the Building, and also the times and manner of moving the same in and out of the Building. Lessor will not be responsible for loss of or damages to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or property shall be repaired at the expense of Lessee.

Janitor Service. No Lessee shall employ any person or persons other than the janitor of Lessor for the purpose of cleaning the Premises unless otherwise agreed to by Lessor in writing. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. No Lessee shall cause any unnecessary labor by reason of such Lessee's carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting, cleaning, and vacuuming by the janitor assigned to such work and shall not include beating of carpets or rugs or moving of furniture or other special services. Window cleaning shall be done only by Lessor, and at such intervals and such hours as Lessor shall deem appropriate.

Violation of Rules. Lessor reserves the right to exclude or expel from the Building, any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

Requirements. The requirements of Lessee will be attended to only upon application at the office of the Building. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from the office, and no employee will admit any person (lessee or otherwise) to any office without specific instructions from the office of the Building.

Rooms Used in Common. Rooms used in common by lessees shall be subject to such regulations as are posted therein.

Entrance Doors. Lessor reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as Lessor may deem to be advisable for the adequate protection of the Building, provided, however, that retail lessees shall have access and be responsible for entrance and exit doors to their own Premises. Lessees who require access to the Building during hours outside of the normal hours of operation as stated in Rule 16 shall make arrangements with the Building manager.

Hours of Operation. The normal hours of operation for the Building will be Monday through Friday (excluding holidays) from 7:00 a.m. to 6:00 p.m.

Food. Lessee shall not prepare or sell, or permit to be prepared or sold, any food in the Premises, except that Lessee may (a) prepare coffee, teas and like beverages for consumption by Lessee's employees on the Premises and (b) prepare food in a microwave oven, provided that Lessee in so doing nevertheless shall comply at all times with the provisions of Section 6 of the Lease.